UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2020

Johnson & Johnson

(Exact name of registrant as specified in its charter)

New Jersey	1-3215	22-1024240
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Johnson & Johnson Plaza, New Brunswick, New Jersey 08933

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code:

732-524-0400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $1.00	JNJ	New York Stock Exchange
0.250% Notes Due January 2022	JNJ22	New York Stock Exchange
0.650% Notes Due May 2024	JNJ24	New York Stock Exchange
5.50% Notes Due November 2024	JNJ24BP	New York Stock Exchange
1.150% Notes Due November 2028	JNJ28	New York Stock Exchange
1.650% Notes Due May 2035	JNJ35	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01  Other Events

On October 1, 2020, Johnson & Johnson, a New Jersey corporation (“Johnson & Johnson”) announced that it has completed the acquisition of Momenta Pharmaceuticals, Inc., a Delaware corporation, a company that discovers and develops novel therapies for immune-mediated diseases, in an all-cash transaction for approximately $6.5 billion.

A copy of the press release issued by Johnson & Johnson on October 1, 2020 announcing the acquisition filed as Exhibit (a)(5)(E) to the Schedule TO-T/A filed by Johnson & Johnson with the U.S. Securities and Exchange Commission (the “SEC”) on October 1, 2020 is incorporated herein by reference as Exhibit 99.1.

Item 9.01  Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated October 1, 2020, incorporated herein by reference to Exhibit (a)(5)(E) of the Schedule TO-T/A filed by Johnson & Johnson with the SEC on October 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Johnson & Johnson
(Registrant)

Date: October 1, 2020	By:	/s/ Renee A. Brutus
Renee A. Brutus
Assistant Secretary